UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 2, 2005

Western Goldfields, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

0-50894	38-3661016
(Commission File Number)	(IRS Employer Identification No.)

961 Matley Lane, Suite 120
Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

(775) 337-9433

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2005, Western Mesquite Mines, Inc. (the “Borrower”), a wholly owned subsidiary of the registrant, Calumet Mining Company, a wholly-owned subsidiary of the registrant, and the registrant entered into a Supplemental Agreement (the “Supplemental Agreement”) amending certain terms of the Facility Agreement (the “Facility Agreement”) with RMB International (Dublin) Limited (the “Lender”) and RMB Resources Limited (together with the Lender, “RMB”). Pursuant to the terms of the Supplemental Agreement, RMB agreed that it would not demand that the Borrower pay the base repayment amount otherwise due on July 31, 2005, and that the Borrower will make such payment on October 30, 2005. In consideration of the payment deferral, the registrant paid $50,000 to the Lender.

In addition, the Supplemental Agreement amended the Facility Agreement by providing that a default under the Facility Agreement shall occur if, prior to the final repayment date under the Facility Agreement, the preliminary merger agreement between the registrant and Romarco Minerals, Inc. is terminated, either the registrant or Romarco announces that the merger is not proceeding or a definitive merger agreement between the registrant and Romarco is not entered into before September 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Goldfields, Inc.

Date: August 8, 2005	By:	/s/ Becky Corigliano
Name: Becky Corigliano Title: Chief Financial Officer